DATED	2005
(1) RUTH INGRAM -and- (2) SUPERSTOCK LIMITED
MINORITY SALE AND PURCHASE AGREEMENT relating to LCJ ACQUISITIONS LIMITED

MATTHEW ARNOLD & BALDWIN Solicitors 21 Station Road Watford Hertfordshire WD17 1HT Tel No. 01923 202020 Fax No. 01923 215050 Ref: PXS 41430-6

THIS AGREEMENT is dated the 12th day of October 2005

BETWEEN

(1)	RUTH INGRAM of Wigmore Hall, Wigmore, Herefordshire HR6 9UL (the “Seller”); and
(2)	SUPERSTOCK LIMITED (registered in England with number 2949455) whose registered office is at 2 Bloomsbury Street, London, WC1B 3ST (the “Buyer”).

BACKGROUND

(A)
LCJ Acquisitions Limited (the “Company”), a company registered in England with number 5052066, has at the date of this Agreement an authorised share capital of £5,000 divided into 300,000 Preference Shares of £0.01 each and 200,000 Ordinary Shares of £0.01 each of which 300,000 Preference Shares and 100,000 Ordinary Shares are issued and fully paid or credited as fully paid.

(B)
The shareholders of record of the Company immediately prior to the transfers contemplated by this Agreement and the Majority Sale Agreement (as defined below) (the “Existing Shareholders”) are as follows:

Name of shareholder	Ordinary Shares of £0.01 each	Preference Shares of £0.01 each
Clonure Limited	71,000	300,000

Louis Anthony Lockley Ingram (c)	20,000

Andrew Eric Lawson Smith	4,500

David Jeffrey	4,500

(C)	The Seller wishes to transfer her beneficial interest in the Shares to the Buyer; pursuant to the terms of this Agreement.

AGREED TERMS

1	Interpretation

1.1	In this Agreement the following words and expressions have the following meanings:

“Buyer’s Solicitors”	Matthew Arnold & Baldwin of 21 Station Road, Watford, WD17 1HT;
“Completion”	the completion of the sale and purchase of the Shares pursuant to this Agreement;
“Seller’s Solicitors”	DMH Stallard of 40 High Stret, Crawley, RH10 1BW;
“Shares”	4,500 ordinary shares of £0.01 each in the capital of the Company owned by the Seller; and
“Subsidiaries”	Ingram 1001 Limited (company number 4397004) and Ingram Publishing Limited (company number 2239472).

1.2	Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision.

2	Sale and Purchase

2.1
Subject to the terms and conditions of this Agreement the Seller shall sell with full title guarantee and the Buyer shall purchase the Shares, with all rights attaching to them with effect from the date of this Agreement.

3	Consideration

The purchase consideration for the Shares shall be £1.00 receipt of which is hereby acknowledged.

4	Completion

4.1
Completion of the purchase of the Shares shall take place at the offices of the Buyer’s Solicitors immediately after the signing of this Agreement or on such other date and at such other location as the parties may otherwise agree in writing.

5	Warranties

5.1	The Seller warrants and represents to the Buyer that:

5.1.1	she is the beneficial owner of the Shares;

5.1.2	there are no liens, charges, claims, mortgages, securities or any other encumbrances on, over or affecting her interest in the Shares;

5.1.3	she is entitled to sell and transfer to the Buyer the full beneficial ownership of the Shares with full title guarantee, without the consent of any third party; and

5.2
The rights and remedies of the Buyer in respect of any breach of the above warranties shall not be affected by Completion, by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release.

5.3
Any information supplied by or on behalf of the Company or on behalf of the Subsidiaries (or by any officer, employee or agent of any of them) to the Seller or his advisers in connection with the warranties set out in this clause shall not constitute a warranty, representation or guarantee as to the accuracy of such information in favour of the Seller and the Seller undertakes to waive any and all claims which they might otherwise have against the Company or the Subsidiaries or against any officer, employee or agent of any of them in respect of such claims but so that this shall not preclude the Seller from claiming against any other of the Existing Shareholders under any right of contribution or indemnity to which he may be entitled.

6	Communications

6.1
All communications between the parties with respect to this Agreement shall be delivered by hand or sent by post to the address of the addressee as set out in this Agreement or to such other address as the addressee may from time to time have notified for the purpose of this clause.

6.2	In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

7	Confidentiality

7.1
The Seller hereby undertakes with the Buyer, the Company and the Subsidiary that it shall preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer or use for it’s own or any other purposes Confidential Information except:

7.1.1	in the circumstances set out in Clause 7.2 below;

7.1.2	to the extent otherwise expressly permitted by this Agreement; or

7.1.3	with the prior consent in writing of the party to whose affairs such Confidential Information relates.

7.2	The circumstances referred to in Clause 7.1 above are:

7.2.1	where the Confidential Information, before it is furnished to the Seller, is in the public domain;

7.2.2
where the Confidential Information, after it is furnished to the Seller, enters the public domain otherwise than as a result of (i) a breach by the Seller of any of their obligations in this Clause 7 or (ii) a breach by the person who disclosed that Confidential Information of a confidentiality obligation and the Seller is aware of such breach;

7.2.3	if and to the extent the Seller makes disclosure of the Confidential Information to any person:

7.2.3.1	in compliance with any requirement of law;

7.2.3.2	in response to a requirement of the UK Listing Authority, the Stock Exchange or the Panel on Takeovers and Mergers;

7.2.3.3	in response to any applicable regulatory authority to which the Seller subject where such requirement has the force of law; or

7.2.3.4	in order to obtain tax or other clearances or consents from the Inland Revenue or other relevant taxing or regulatory authorities.

8	Assignment and Successors in Title

8.1
No party or any other person with enforceable rights under this Agreement may assign the benefit of its rights under this Agreement whether absolutely or by way of security or deal in any way with any interest it has under this Agreement except (in the case of the Buyer only) by way of an absolute assignment to an Affiliate of the Buyer and provided and so long as it remains an Affiliate (failing which the benefit of this Agreement shall no longer be available to such assignee nor to any assignor) save that a party or any person with enforceable rights by virtue of the Third Party Rights Act may assign such benefit absolutely and/or by way of security to a person (other than (in the case of the Buyer) to an Affiliate as aforesaid) only with the prior consent in writing of the parties (such consent not to be unreasonably withheld or delayed) and any purported assignment in contravention of this clause shall be ineffective.

8.2
This Agreement shall be binding upon and enure for the benefit of the personal representatives and assigns and successors in title of each of the parties and every other person with enforceable rights under this Agreement and references to the parties and such persons shall be construed accordingly.

9	Third Party rights

No term of this Agreement shall be enforceable by a third party (being any person other than the parties and their permitted successors and assignees) save that the Buyer’s Parent shall be entitled to enforce any term of this Agreement.

10	Governing Law and Jurisdiction

English law shall govern this Agreement and each of the parties hereby submits to the exclusive jurisdiction of the courts of England and Wales.

Executed as a deed on the date appearing on the first page of this Agreement.

EXECUTED AS A DEED
(but not delivered until dated) by
RUTH INGRAM
in the presence of:

Witness Signature:    .......................................
Witness Print Name: .......................................
Witness Address:     .......................................
                                      ......................................
                                      ......................................
Witness Occupation:  .......................................
	) ) ) )	/s/ Ruth Ingram RUTH INGRAM
EXECUTED AS A DEED (but not delivered until dated) for and on behalf of SUPERSTOCK LIMITED acting by:	) ) ) ) )	/s/ Albert Pleus, as attorney DIRECTOR ......................................... DIRECTOR/SECRETARY